UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2023

SomaLogic, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40090	85-4298912
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2945 Wilderness Place
Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SLGC	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SLGCW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 4, 2023, SomaLogic, Inc., a Delaware corporation (“SomaLogic” or the “Company”), Standard BioTools Inc., a Delaware corporation (“Standard BioTools”), and Martis Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Standard BioTools (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into SomaLogic, with SomaLogic continuing as a wholly owned subsidiary of Standard BioTools and the surviving corporation of the merger (the “Merger”). The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger, each share of common stock, par value $0.0001 per share, of SomaLogic issued and outstanding (“SomaLogic Stock”) will be converted into the right to receive 1.11 (the “Exchange Ratio”) shares of common stock, par value $0.001 per share, of Standard BioTools (“Standard BioTools Common Stock”). At the effective time of the Merger, SomaLogic’s common stockholders will own approximately 57%, and Standard BioTools’ common stockholders will own approximately 43%, of the outstanding shares of common stock of the combined company on a fully diluted basis.

In addition, as of the effective time of the Merger, Standard BioTools will assume each SomaLogic stock incentive plan, outstanding option to purchase shares of SomaLogic Stock (the “Options”), and outstanding restricted stock units convertible into shares of SomaLogic Stock (“RSUs” and together with the Options, the “Equity Awards”), whether vested or unvested. Each such Equity Award so assumed by Standard BioTools will continue to have, and be subject to, the same terms and conditions applicable to such Equity Award immediately prior to the effective time of the Merger, except that (A) such Option will be exercisable for that number of shares of Standard BioTools Common Stock equal to the number of shares of SomaLogic Stock subject to such Option immediately prior to the effective time of the Merger multiplied by the Exchange Ratio and rounded down to the next nearest share of Standard BioTools Common Stock, (B) the exercise price per share will be the exercise price per share in effect for that Option immediately prior to the effective time of the Merger divided by the Exchange Ratio and rounded up to the next nearest cent and (C) such RSU will vest for that number of shares of Standard BioTools Common Stock equal to the number of shares of SomaLogic Stock subject to such RSU immediately prior to the effective time of the Merger multiplied by the Exchange Ratio and rounded to the next nearest share of Standard BioTools Common Stock.

In addition, as of the effective time of the Merger, each SomaLogic warrant each exercisable for one share of SomaLogic Stock, shall be treated in accordance with its terms.

Each of SomaLogic and Standard BioTools has agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants relating to (1) the conduct of their respective businesses during the period between the execution of the Merger Agreement and the effective time of the Merger, (2) non-solicitation of alternative acquisition proposals, (3) Standard BioTools’ obligation to call a meeting of its stockholders, and subject to certain exceptions, to recommend that its stockholders approve the issuance of shares of Standard BioTools Common Stock to holders of SomaLogic Stock pursuant to the Merger Agreement (the “Standard BioTools Stock Issuance”) and an amendment to Standard BioTools’ certificate of incorporation to increase the number of authorized shares of Standard BioTools Common Stock thereunder (the “Standard BioTools Charter Amendment”), (4) SomaLogic’s obligations to call a meeting of its stockholders to adopt the Merger Agreement, and subject to certain exceptions, to recommend that its stockholders adopt the Merger Agreement and (5) Standard BioTools filing with the Securities and Exchange Commission (the “SEC”) and causing to become effective a registration statement on Form S-4 to register the shares of Standard BioTools Common Stock to be issued pursuant to the Merger Agreement (the “Registration Statement”).

Consummation of the Merger is subject to certain closing conditions, including, among other things, the (1) approval by the stockholders of Standard BioTools of the Standard BioTools Stock Issuance and the Standard BioTools Charter Amendment, (2) the adoption by the stockholders of SomaLogic of the Merger Agreement, (3) authorization for listing on The Nasdaq Stock Market of the shares of Standard BioTools Common Stock (including the shares to be issued in the Merger), subject to official notice of issuance, (4) effectiveness of the Registration Statement, termination or expiration of any waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (5) the absence of any law, judgment, order, injunction, ruling, writ award or decree by any governmental entity of competent jurisdiction restraining, enjoining or otherwise prohibiting consummation of the Merger. Each party’s obligation to consummate the Merger is also subject to other specified customary conditions, including (1) the representations and warranties of the other party being true and correct as of the date of the Merger Agreement and as of the closing date of the Merger, generally subject to an overall material adverse effect qualification, (2) the performance in all material respects by the other party of its obligations under the Merger Agreement required to be performed on or prior to the date of the closing of the Merger, and (3) the absence of a material adverse effect with respect to the other party.

The Merger Agreement contains certain termination rights for both SomaLogic and Standard BioTools. Upon termination of the Merger Agreement by Standard BioTools under specified circumstances, Standard BioTools may be required to pay SomaLogic a termination fee of $19,123,214 and/or reimburse SomaLogic’s reasonable out of pocket fees and expenses incurred in connection with the Merger Agreement and the transaction contemplated thereby up to a maximum of $2,000,000. Upon termination of the Merger Agreement by SomaLogic under specified circumstances, SomaLogic may be required to pay Standard BioTools a termination fee of $17,176,173 and/or reimburse Standard BioTools’ reasonable out of pocket fees and expenses incurred in connection with the Merger Agreement and the transaction contemplated thereby up to a maximum of $2,000,000.

Standard BioTools and SomaLogic have agreed to use reasonable best efforts and take all necessary action such that, as of the effective time of the Merger, the Board of Directors of the combined company will consist of seven members, with three such members designated by Standard BioTools, three such members designated by SomaLogic and one such member designated by the holder of the Series B-1 Preferred Stock, $0.001 par value per share, of Standard BioTools, with at least one Standard BioTools designee and one SomaLogic designee appointed to each of the three classes of the Standard BioTools classified board. The parties have also agreed that Michael Egholm, Ph.D., will serve as Chief Executive Officer, Jeffrey Black will serve as Chief Financial Officer, Adam Taich will serve as Chief Strategy Officer and Shane Bowen will serve as Chief Technology Officer.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Standard BioTools or SomaLogic or to modify or supplement any factual disclosures about SomaLogic in its public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of Standard BioTools and SomaLogic made solely for the purpose of the Merger Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement. Investors should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of Standard BioTools, SomaLogic or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Merger Agreement, rather than establishing matters of fact. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding SomaLogic, Standard BioTools or any of their respective affiliates, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a Joint Proxy Statement of SomaLogic and Standard BioTools and a prospectus of Standard BioTools as well as in the Forms 10-K, Forms 10-Q and other filings that each of SomaLogic and Standard BioTools make with the SEC.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2023, in connection with the Merger, the Board of Directors of the Company deemed the Merger to constitute a “change in control” for purposes of the Company’s Key Employee Severance Plan, such that any termination without “cause” (as defined in the Key Employee Severance Plan) or resignation for “good reason” (as defined in the Key Employee Severance Plan) that occurs on or within 12 months following the closing of the Merger will constitute a “change in control termination” (as defined in the Key Employee Severance Plan). The Company expects to enter into Amended and Restated Participation Agreements under the Key Employee Severance Plan with each participant (including Stephen Williams), other than Adam Taich.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the form of Amended and Restated Participation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 4, 2023, the Company and Standard BioTools issued a joint press release announcing the execution of the Merger Agreement (the “Joint Press Release”) and held a conference call to discuss the proposed transaction (the “Joint Conference Call”). Copies of the Joint Press Release and the investor presentation of the Joint Conference Call are attached as Exhibits 99.1 and 99.2 hereto, respectively. In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information, including Exhibits 99.1 and 99.2, be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On October 4, 2023, in connection with the Merger Agreement, certain stockholders of (i) Standard BioTools holding approximately 16% of Standard BioTools outstanding voting shares and (ii) the Company holding approximately 1% of the Company’s outstanding voting shares entered into voting agreements with Standard BioTools (the “Standard BioTools Voting Agreements”) and the Company, as applicable (the “Company Voting Agreements” and together with the Standard BioTools Voting Agreements, the “Voting Agreements”).

Pursuant to the Voting Agreements, the securityholders of Standard BioTools and the Company, as applicable, have agreed, among other things, subject to the terms and conditions therein, to: (i) vote their beneficially owned securities of Parent or the Company, as applicable, (1) in favor of the adoption of the Merger Agreement, approval of the Merger and the transactions contemplated by the Merger Agreement and, in the case of the securityholders of Standard BioTools, in favor of the Standard BioTools Stock Issuance and the Standard BioTools Charter Amendment; (2) in favor of any proposal to adjourn to a later date, if there if there is not a quorum or sufficient affirmative votes (in person or by proxy) for approval of any such matters on the date on which the meeting is held; (3) against any action or agreement that would reasonably be expected to result in the condition of the Merger not being fulfilled or a breach of a covenant, representation or warranty or any other material obligation or agreement contained in the Merger Agreement; (4) against any action, proposal, transaction or agreement that would reasonably be expected to prevent or materially delay the consummation of the Merger or the fulfillment of the Company’s, Standard BioTools or Merger Sub’s conditions to closing under the Merger Agreement and (5) against any third-party acquisition transactions; and (ii) comply with certain restrictions on the disposition of such shares, in each case subject to the terms and conditions contained therein.

The foregoing descriptions of the Voting Agreements do not purport to be complete and are subject to, and qualified in their entirety by, references to the forms of Standard BioTools Voting Agreements and the form of Company Voting Agreement, copies of which are filed as Exhibits 99.3, 99.4 and 99.5 hereto, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, by and among the Company, Merger Sub, and Standard BioTools, dated as of October 4, 2023

10.1	Form of Amended and Restated Participation Agreement, dated as of October 4, 2023

99.1	Joint Press Release, dated October 4, 2023.

99.2	Investor Presentation, dated October 4, 2023.

99.3*	Form of Standard BioTools Voting Agreement for Series B-2 Preferred Stockholders, dated as of October 4, 2023.

99.4*	Form of Standard BioTools Voting Agreement for Directors and Officers, dated as of October 4, 2023.

99.5*	Form of Company Voting Agreement, dated as of October 4, 2023.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain of the schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current plans, estimates and expectations of the management of Standard BioTools and SomaLogic that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements, many of which are beyond the control of Standard BioTools and SomaLogic. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including statements regarding the expected timing of the closing of the Merger; the ability of the parties to complete the Merger considering the various closing conditions; the expected benefits of the Merger, including estimations of anticipated cost savings and cash runway; the competitive ability and position of the combined company; the success, cost and timing of the combined company's product development, sales and marketing, and research and development activities; the combined company's ability to obtain and maintain regulatory approval for its products; the sufficiency of the combined company’s cash, cash equivalents and short-term investments to fund operations; and any assumptions underlying any of the foregoing, are forward-looking statements. Important factors that could cause actual results to differ materially from Standard BioTools’ and SomaLogic’s plans, estimates or expectations could include, but are not limited to: (i) the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect Standard BioTools’ and SomaLogic’s businesses and the price of their respective securities; (ii) uncertainties as to the timing of the consummation of the Merger and the potential failure to satisfy the conditions to the consummation of the Merger, including obtaining stockholder and regulatory approvals; (iii) the Merger may involve unexpected costs, liabilities or delays; (iv) the effect of the announcement, pendency or completion of the Merger on the ability of Standard BioTools or SomaLogic to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Standard BioTools or SomaLogic does business, or on Standard BioTools’ or SomaLogic’s operating results and business generally; (v) Standard BioTools’ or SomaLogic’s respective businesses may suffer as a result of uncertainty surrounding the Merger and disruption of management’s attention due to the Merger; (vi) the outcome of any legal proceedings related to the Merger or otherwise, or the impact of the Merger thereupon; (vii) Standard BioTools or SomaLogic may be adversely affected by other economic, business and/or competitive factors, (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement and the Merger; (ix) restrictions during the pendency of the Merger that may impact Standard BioTools’ or SomaLogic’s ability to pursue certain business opportunities or strategic transactions; (x) the risk that Standard BioTools or SomaLogic may be unable to obtain governmental and regulatory approvals required for the Merger, or that required governmental and regulatory approvals may delay the consummation of the Merger or result in the imposition of conditions that could reduce the anticipated benefits from the Merger or cause the parties to abandon the Merger; (xi) risks that the anticipated benefits of the Merger or other commercial opportunities may otherwise not be fully realized or may take longer to realize than expected; (xii) the impact of legislative, regulatory, economic, competitive and technological changes; (xiii) risks relating to the value of the Standard BioTools shares to be issued in the Merger; (xiv) the risk that post-closing integration may not occur as anticipated or the combined company may not be able to achieve the benefits expected from the Merger, as well as the risk of potential delays, challenges and expenses associated with integrating the combined company’s existing businesses; (xv) exposure to inflation, currency rate and interest rate fluctuations, as well as fluctuations in the market price of Standard BioTools’ and SomaLogic’s traded securities; (xvi) the lingering effects of the COVID-19 pandemic on Standard BioTools’ and SomaLogic’s industry and individual companies, including on counterparties, the supply chain, the execution of research and development programs, access to financing and the allocation of government resources; (xvii) the ability of Standard BioTools or SomaLogic to protect and enforce intellectual property rights; and (xviii) the unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Standard BioTools’ and SomaLogic’s response to any of the aforementioned factors. Additional factors that may affect the future results of Standard BioTools and SomaLogic are set forth in their respective filings with the SEC, including each of Standard BioTools’ and SomaLogic’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. See in particular Standard BioTools’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022 in Part I, Item 1A, “Risk Factors,” as updated by Standard BioTools’ Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, in Part II, Item 1A, “Risk Factors.” and SomaLogic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 in Part I, Item 1A, “Risk Factors,” as updated by SomaLogic’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, in Part II, Item 1A, “Risk Factors.” The risks and uncertainties described above and in the SEC filings cited above are not exclusive and further information concerning Standard BioTools and SomaLogic and their respective businesses, including factors that potentially could materially affect their respective businesses, financial conditions or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this Current Report on Form 8-K. While Standard BioTools and SomaLogic may elect to update such forward-looking statements at some point in the future, they disclaim any obligation to do so, other than as may be required by law, even if subsequent events cause their views to change.

Additional Information and Where to Find It

This Current Report on Form 8-K is for informational purposes only and does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This Current Report on Form 8-K relates to the Merger. In connection with the Merger, Standard BioTools and SomaLogic will file with the SEC a joint proxy statement/prospectus. SomaLogic’s stockholders are urged to carefully read the joint proxy statement/prospectus (including all amendments, supplements and any documents incorporated by reference therein) and other relevant materials filed or to be filed with the SEC and in their entirety when they become available because they will contain important information about the proposed transaction and the parties to the transaction. Investors may obtain free copies of these documents (when they are available) and other documents filed with the SEC at its website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by SomaLogic by going to SomaLogic’s Investor Relations page on its corporate website at https://investors.somalogic.com or by contacting SomaLogic Investor Relations at investors@somalogic.com.

Participants in the Solicitation

Standard BioTools, SomaLogic and their respective directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of Standard BioTools and SomaLogic in connection with the Merger. Securityholders may obtain information regarding the names, affiliations and interests of Standard BioTools’ directors and executive officers in Standard BioTools’ definitive proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2023, and Current Reports on Form 8-K, which were filed with the SEC on May 3, 2023, May 15, 2023, June 16, 2023 and July 28, 2023. Securityholders may obtain information regarding the names, affiliations and interests of SomaLogic’s directors and executive officers in SomaLogic’s definitive proxy statement for SomaLogic’s 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2023, and Current Reports on Form 8-K, which were filed with the SEC on June 6, 2023, as amended on June 14, 2023, and June 9, 2023. These documents are available free of charge at the SEC’s website at www.sec.gov, by going to Standard BioTools’ Investor Relations website at http://investors.standardbio.com or contacting Standard BioTools’ Investor Relations department at investors@standardbio.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 4, 2023	SomaLogic, Inc.

	By:	/s/ Ruben Gutierrez
Ruben Gutierrez
General Counsel